CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors and Stockholders
TECHNE Corporation
Minneapolis, Minnesota

We consent to the incorporation by reference in the Registration Statements (No. 333-37263, 333-88885, and 333-49962) on Form S-8 of TECHNE Corporation
of our reports dated August 27, 2007, with respect to the consolidated balance sheets of TECHNE Corporation as of June 30, 2007 and 2006, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended June 30, 2007, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of June 30, 2007, which reports appear in the June 30, 2007, annual report on Form 10-K of TECHNE Corporation.

Our report dated August 27, 2007, related to the consolidated balance sheets of TECHNE Corporation as of June 30, 2007 and 2006, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended June 30, 2007, and the related financial statement schedule, states that the Company adopted the provisions of Statement of Financial Accounting Standards No. 123R, Shared Based Payment, in fiscal 2006.


                                           /s/ KPMG LLP


Minneapolis, Minnesota
August 29, 2007